UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

May 22, 2018

Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2018, Stewart Information Services Corporation (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 20,604,104 shares of the Company’s common stock were present in person or by proxy. The stockholders voted on four proposals and cast their votes as described below.

Proposal No. 1

The Company’s stockholders elected nine of the Company’s directors, constituting the entire Board of Directors, as set forth below:

	For	Withheld	Broker Non-Votes
Election of Directors by Common Stockholders
Arnaud Ajdler	17,264,758	1,135,860	2,203,486
Thomas G. Apel	17,934,024	466,594	2,203,486
C. Allen Bradley	17,257,760	1,142,858	2,203,486
James Chadwick	17,228,159	1,172,459	2,203,486
Glenn C. Christenson	17,725,562	675,056	2,203,486
Robert L. Clarke	17,909,859	490,759	2,203,486
Frederick H. Eppinger	17,738,050	662,568	2,203,486
Matthew W. Morris	17,983,877	416,741	2,203,486
Clifford Press	16,319,147	2,081,471	2,203,486

Proposal No. 2

The Company’s stockholders cast their votes in favor of the advisory resolution regarding the compensation of the Company’s named executive officers as set forth below:

For	Against	Abstentions	Broker Non-Votes
18,132,737	227,474	40,407	2,203,486

Proposal No. 3

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for 2018 as set forth below:

For	Against	Abstentions
20,290,991	202,862	110,251

Proposal No. 4

The Company’s stockholders cast their votes in favor of approving the Stewart Information Services Corporation 2018 Incentive Plan as set forth below:

For	Against	Abstentions	Broker Non-Votes
17,728,374	641,001	31,243	2,203,486

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

	By:	/s/ David C. Hisey
David C. Hisey, Chief Financial Officer, Secretary, Treasurer

Date: May 22, 2018